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                                                                    Exhibit 23.3


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of U.S. Bancorp on Form S-4 of our report dated January 29, 1999, appearing in the Annual Report on Form 10-K of Bank of Commerce for the year ended December 31, 1998.

DELOITTE & TOUCHE LLP


San Diego, California
July 8, 1999